Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111


                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE SECOND QUARTER
                             ENDED JUNE 30, 2004

Tontitown, Arkansas, July 26, 2004..........P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $3,647,123 or diluted and basic earnings per share of $.32 for the quarter ended June 30, 2004, and $5,677,941 or diluted and basic earnings per share of $.50 for the six month period then ended. These results compare to net income of $4,046,569 or diluted and basic earnings per share of $.36, and $6,864,138 or diluted and basic earnings per share of $.61, respectively, for the three and six months ended June 30, 2003.

Operating revenues of $79,070,723 were reported for the second quarter of 2004, a 5.5% increase compared to $74,956,404 for the second quarter of 2003. Operating revenues for the six months ended June 30, 2004 were $156,744,158, an 8.0% increase compared to $145,095,314 for the six months ended June 30, 2003.

Robert W. Weaver, President of the Company, commented, "Comparisons made of our second quarter 2004 results to the results of the second quarter of 2003 do not adequately reflect the true improvements made by the company in the past four quarters. A more accurate picture of the improvements in our operations is apparent by comparing successive quarters. Increases in freight rates have erased the decrease that was experienced in rate per mile during the second half of 2003 and surpassed rate levels that were in place prior to that period. Cost containment measures and programs put in place in workers compensation and maintenance reflect improvement as well. As we have stated previously, improvements in operations continues to be a work in process evidenced by more improvement in each month of the quarter ending June 30, 2004."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Tuesday, July 27, 2004 at 10:00 a.m. CDT (Please note that since the call will begin promptly at 10:00 a.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference call telephonically by dialing (800) 289-0504. The conference leader's name is Bob Weaver. Please ask to be joined to the P.A.M. Transportation Services Second Quarter 2004 Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's Web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need an internet enabled PC capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
                                         2004           2003            2004           2003
                                         ----           ----            ----           ----
Operating revenues                   $79,070,723    $74,956,404     $156,744,158   $145,095,314
                                     -----------    -----------     ------------   ------------
Operating expenses:
 Salaries, wages and benefits         29,640,271     29,925,666       60,038,236     59,207,889
 Operating supplies                   15,374,557     12,711,627       31,304,868     26,871,034
 Rent/purchased transportation        10,010,054      9,562,452       19,772,306     16,589,576
 Depreciation/amortization             7,415,966      6,549,963       14,884,837     12,604,827
 Operating taxes and licenses          3,944,629      3,669,092        7,955,923      7,203,802
 Insurance and claims                  3,903,987      3,642,730        7,892,544      7,131,279
 Communications and utilities            658,091        635,027        1,365,676      1,236,301
 Other                                 1,555,050      1,195,926        2,903,855      2,209,219
 Loss on disposition of equipment         18,364          3,579          277,680         27,524
                                     -----------    -----------     ------------   ------------
Total operating expenses              72,520,969     67,896,062      146,395,925    133,081,451

Operating income                       6,549,754      7,060,342       10,348,233     12,013,863

Other income/(expense):
 Interest expense                       (348,276)      (426,622)        (698,520)      (684,196)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (348,276)      (426,622)        (698,520)      (684,196)
                                     -----------    -----------     ------------   ------------
Income before income taxes             6,201,478      6,633,720        9,649,713     11,329,667
Provision for income taxes             2,554,355      2,587,151        3,971,772      4,465,529
                                     -----------    -----------     ------------   ------------
Net income                           $ 3,647,123    $ 4,046,569     $  5,677,941   $  6,864,138
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.32          $0.36             $.50           $.61
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,322,148     11,332,383       11,321,727     11,335,673
                                     ===========    ===========     ============   ============

                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
Truckload Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Total miles                           61,235,656     58,902,908      122,364,021    116,125,705
Empty miles factor                          4.95%          5.00%            4.85%          4.47%
Revenue per total mile                     $1.11          $1.09            $1.11          $1.09
Total loads                               82,180         77,195          164,880        154,571
Revenue per truck per work day              $580           $537             $571           $550
Average company trucks                     1,742          1,740            1,757          1,685
Average owner operator trucks                 94            124               96            127


                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
Logistics Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Total revenue                        $10,873,483    $10,917,815     $21,417,542    $18,679,052
Operating income                       $427,076       $726,259        $931,696     $1,062,166


                                                As of
                                               June 30,
                                          2004          2003
                                          ----          ----
Long-Term Debt to
 Book Capitalization                     12.63%        19.35%

Shareholders' Equity                 $162,872,903   $151,812,932
